Exhibit 10.77

FIRST AMENDMENT TO CREDIT AGREEMENT
dated as of
January 19, 2007
among
HINES REIT 3100 MCKINNON STREET LP,
HINES REIT 1900/2000 ALAMEDA DE LAS PULGAS LLC,
HINES REIT 321 NORTH CLARK STREET LLC and
THE BORROWING BASE SUBSIDIARIES PARTY HERETO FROM TIME TO TIME,
as Borrowers,
HINES REIT PROPERTIES, L.P.,
as Sponsor,
HSH NORDBANK AG, NEW YORK BRANCH
and
THE LENDERS PARTY HERETO FROM TIME TO TIME,
as Lenders,
and
HSH NORDBANK AG, NEW YORK BRANCH,
as Agent and Arranger

FIRST AMENDMENT TO CREDIT AGREEMENT
          FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of January 19, 2007 (the “Amendment Effective Date”), among HINES REIT 3100 MCKINNON STREET LP, a Delaware limited partnership (“McKinnon LP”), HINES REIT 1900/2000 ALAMEDA DE LAS PULGAS LLC, a Delaware limited liability company (“Alameda LLC”), HINES REIT 321 NORTH CLARK STREET LLC, a Delaware limited liability company (“North Clark LLC”), each of the foregoing having an address at c/o Hines REIT Properties, L.P., 2800 Post Oak Blvd., Suite 5000, Houston, Texas 77056, each of the Borrowing Base Subsidiaries party to the Existing Credit Agreement on the Amendment Effective Date (as defined herein) from time to time (together with McKinnon LP, Alameda LLC and North Clark LLC, each a “Borrower” and collectively, the “Borrowers”), HINES REIT PROPERTIES, L.P., a Delaware limited partnership, having an address at 2800 Post Oak Blvd., Suite 5000, Houston, Texas 77056 (“Sponsor”), HSH NORDBANK AG, NEW YORK BRANCH, a German banking corporation acting through its New York branch, having an office at 230 Park Avenue, New York, New York 10169, and each of the other “Lenders” signatory to the Existing Credit Agreement, and HSH NORDBANK AG, NEW YORK BRANCH, a German banking corporation acting through its New York branch, having an office at 230 Park Avenue, New York, New York 10169, in its capacity as agent for the Lenders (in its capacity as agent for the Lenders, together with any permitted successor agent, the “Agent”) and arranger. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Existing Credit Agreement.
W I T N E S S E T H:
          WHEREAS, Borrowers, Sponsor, Agent and Lenders are party to that certain Credit Agreement dated as August 1, 2006 (the “Existing Credit Agreement”) in connection with a credit facility in an aggregate principal amount not to exceed $500,000,000, upon the terms and conditions set forth in the Existing Credit Agreement;
          WHEREAS, pursuant to Section 2.22 of the Existing Credit Agreement, Borrower had certain obligations pertaining to the KeyBank Revolving Credit Facility and the Substitute Limited Payment Guaranty, as more particularly set forth therein;
          WHEREAS, Borrower, Sponsor and Guarantor have requested that Agent and Lenders agree to certain modifications of the requirements set forth in Section 2.22 of the Existing Credit Agreement; and
          WHEREAS, Agent and Lenders are willing to agree to the foregoing request of Borrower, Sponsor and Guarantor upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Borrowers, Sponsor, Agent and Lenders do hereby agree as follows:
          SECTION 1. (a) Section 1.01 of the Existing Credit Agreement is hereby amended, effective as of the Effective Date, by the inclusion of the following definitions:

          “KeyBank Credit Agreement” means (as an alternative definition), the KeyBank Revolving Credit Facility.
          “Payment Guaranty Shortfall Amount” means at any time that the amount of the “Guaranteed Obligations” which may be the subject of the Limited Payment Guaranty is limited to the Unutilized Sponsor Guaranty Capacity pursuant to Section 1(b) thereof, the excess, if any, as of any date of determination, of (i) the amount of the “Guaranteed Obligations” which are then the subject of the Limited Payment Guaranty, over (ii) the amount of the Unutilized Sponsor Guaranty Capacity as of the then-most recent Testing Determination Date.
          “Sponsor Guaranty Limitation” means the amount of the limitation of guarantees which may be provided by Sponsor pursuant to Section 7.4(b) of the KeyBank Revolving Credit Agreement (i.e., the reference to the excess of “2.5% of Total Asset Value in the aggregate”) or, to the extent said Section 7.4(b) is modified or a corresponding provision is set forth in a replacement credit agreement entered into, in either case in accordance with Section 6.16 hereof, any limitation on such amount.
          “Unutilized Sponsor Guaranty Capacity” means, as of any date of determination, the excess of (i) the Sponsor Guaranty Limitation over (ii) the then outstanding amount of the guarantees of Sponsor (other than as provided in the Limited Payment Guaranty or otherwise in the Financing Documents) which are applied in the computation of the Sponsor Guaranty Limitation, as certified as of the then-most recent Testing Determination Date in a certificate delivered to Agent pursuant to clause (h) of Section 5.01 hereof.
          (b) Section 1.01 of the Existing Credit Agreement is hereby amended, effective as of the Effective Date, by the deletion of the definitions of “Capital Repair Guaranty Amount”, “Guaranty Collateral Amount”, “Property Leasing Guaranty Amount” and “Specified Substitution Date”.
          (c) (i) The defined term “Agreement”, as defined in the preamble to the Existing Credit Agreement, pursuant to clause (e)(1) of Section 1.02 of the Existing Credit Agreement shall mean the Agreement, as amended by this Amendment.
               (ii) This Amendment is a Financing Document.
          (d) Agent and Lenders hereby confirm that (i) they have received and waive the restrictions set forth in Section 6.16 of the Credit Agreement as to Sponsor’s execution and delivery of that certain First Amendment to Credit Agreement and Other Credit Documents dated as of November 8, 2006 amending the KeyBank Credit Agreement, (ii) such First Amendment to Credit Agreement and Other Credit Documents is the KeyBank Guaranty Related Amendment and (iii) Borrower’s satisfaction of the other conditions precedent set forth in clauses (i), (iii), and (v) through (vii) of Section 2.22(b) of the Credit Agreement (noting, for purposes of clarification, as amended by this Amendment), are being satisfied concurrently with the execution and delivery of this Amendment.

          SECTION 2. Section 2.22 of the Existing Credit Agreement is hereby amended, effective as of the Effective Date, to provide as follows:
          “SECTION 2.22. Substitution of Initial Limited Payment Guaranty.
          (a) Without limiting Section 6.16 hereof, Borrowers shall use commercially reasonable efforts (i) to cause KeyBank to amend the terms of (or to provide a waiver with respect to) the KeyBank Revolving Credit Facility (a “KeyBank Guaranty Related Amendment”) in a manner reasonably acceptable to Agent, which amendment or waiver shall (y) expressly permit Sponsor to provide the guarantees set forth in the Initial Limited Payment Guaranty with such modifications as may be acceptable to Agent and Lenders, by executing and delivering the Substitute Limited Payment Guaranty, or (z) remove any limitation on the Sponsor’s ability to provide the guarantees set forth in the Initial Limited Payment Guaranty or modify such limitation in a manner reasonably satisfactory to Agent and Lenders, and (ii) to otherwise satisfy the conditions set forth in Section 2.22(b) hereof, in each case, within one hundred eighty (180) days after the Effective Date, so that the Initial Limited Payment Guaranty may be substituted with the Substitute Limited Payment Guaranty in accordance with Section 2.22(b) hereof.
          (b) Upon satisfaction of all of the following conditions precedent, the Initial Limited Payment Guaranty shall be terminated in accordance with Section 2.22(c) hereof and substituted with the Substitute Limited Payment Guaranty:
          (i) Borrowers shall have delivered a copy of the KeyBank Guaranty Related Amendment to Agent;
          (ii) No Event of Default shall have occurred and be continuing;
          (iii) To the extent that any amounts are then due and payable under the Initial Limited Payment Guaranty, such amounts shall have been paid in full;
          (iv) Sponsor shall be in satisfaction of all of the Guarantor Financial Covenants;
          (v) Sponsor shall have executed and delivered to Agent a guaranty (the “Substitute Limited Payment Guaranty”) in the form of the Initial Limited Payment Guaranty, with such changes as Agent determines are reasonably necessary in order to reflect the terms of the KeyBank Guaranty Related Amendment and the change of the “Guarantor” thereunder from the REIT to Sponsor pursuant to which Sponsor shall be liable for all of the “Guaranteed Obligations” thereunder to the same extent as if Sponsor had entered into the Substitute Limited Payment Guaranty on the Effective Date;
          (vi) Agent shall have received a favorable customary written opinion (addressed to Agent and the Lenders and dated as of the date of the Substitute Limited Payment Guaranty) of counsel for the Sponsor, covering such matters relating to Sponsor and the Substitute Limited Payment Guaranty as Agent shall reasonably request, including a non-contravention opinion; and
          (vii) Agent shall have received a certification by the secretary of the REIT confirming that the resolutions adopted by the REIT’s Board of Directors authorizing the Loans and the provision of various guarantees by the REIT and/or the Sponsor in connection therewith has not been modified, rescinded or amended and remains in full force and effect.
          (c) Upon satisfaction of all of the conditions set forth in Section 2.22(b) to terminate the Initial Limited Payment Guaranty, Agent and the REIT shall enter into an agreement reasonably acceptable to Agent and the REIT to terminate the Initial Limited Payment Guaranty and to release the REIT from all of its obligations under the Initial Limited Payment Guaranty.
          (d) Concurrently with the delivery by Borrower of a statement required to be delivered pursuant to clause (h) of Section 5.01 hereof which shall evidence the existence of a Payment Guaranty Shortfall Amount, Borrowers shall deliver to Agent for deposit into the Guaranty Collateral Account cash in an amount, and/or deliver to Agent a Guaranty Letter of Credit having an undrawn stated amount, which, when added to any amount then on deposit in the Guaranty Collateral Account and the undrawn stated amount of any Guaranty Letter of Credit then held by Agent, equals the Payment Guaranty Shortfall Amount as of the applicable Testing Determination Date (the “Guaranty Collateral”).
          (e) Following delivery of (i) any statement required to be delivered pursuant to clause (h) of Section 5.01 hereof or (ii) at Borrower’s election which may be exercised one (1) time during any calendar quarter in the event that there shall be a decrease in the amount of the “Guaranteed Obligations” which are then the subject of the Limited Payment Guaranty (resulting in a decrease in the Payment Guaranty Shortfall Amount), a supplemental statement containing the information required to be delivered pursuant to clause (h) of Section 5.01 hereof as of the date that such decrease will occur, in each case that shall establish that the sum of the amount on deposit in the Guaranty Collateral Account and the undrawn stated amount of any Guaranty Letter(s) of Credit is greater than the Payment Guaranty Shortfall Amount, Agent shall promptly after request by Borrowers (y) deliver to Borrowers funds on deposit in the Guaranty Collateral Account (to the extent sufficient funds exist therein) and/or (z) permit Borrowers to reduce any Guaranty Letter of Credit then held by Agent in an aggregate amount equal to such excess, so long as, in each case, no Default or Event of Default shall have occurred and be continuing.
          (f) Agent shall deposit all cash delivered to Agent pursuant to Section 2.22(d) hereof for deposit in the Guaranty Collateral Account into an account or subaccount of Agent or, at Agent’s election, a bank or other financial institution approved by Agent (the “Guaranty Collateral Account”). Each Borrower hereby grants to Agent for itself and on behalf of Lenders a security interest in all rights of such Borrower in and to the Guaranty Collateral Account and all sums on deposit therein as additional security for the Obligations. All sums deposited in the Guaranty Collateral Account shall be released and applied in accordance with the terms of this Agreement. If held by Agent, the credit balance in the Guaranty Collateral Account may be commingled with the general funds of Agent and shall bear interest at a rate per annum which is substantially similar to interest rates offered by Agent to similarly situated Borrowers for comparable deposits held in similar accounts. If not held by Agent, any such Borrower shall cause the bank or financial institution at which the Guaranty Collateral Account is held to execute and deliver to Agent an Account Agreement with respect to the Guaranty Collateral Account, Borrowers shall pay all fees and costs with respect thereto and no Borrower shall close such account without obtaining the prior consent of Agent. To the extent that any sums on deposit in the Guaranty Collateral Account are held in a time deposit account and are withdrawn from the Guaranty Collateral Account prior to the maturity of any time deposit, whether at the direction of a Borrower or by Agent in connection with the exercise by Agent of Agent’s rights and remedies hereunder, neither Agent nor Lenders shall be liable for any interest forfeited or otherwise foregone by Borrowers as the result of such withdrawal. Any income from such investments will be deposited to, and become a portion of, the Guaranty Collateral Account. Agent shall have sole dominion and control over the Guaranty Collateral Account.
          (g) In addition to all other rights and remedies available to Agent and Lenders, upon the occurrence and during the continuance of any Event of Default, Agent shall have the right without notice to any Borrower or any other Person to apply the sums held in the Guaranty Collateral Account and to make drawings under any Guaranty Letter of Credit for the payment of any and all Obligations that are due and payable, with such amounts to be applied as set forth in Section 2.16 hereof and otherwise in accordance with this Agreement. Agent may also draw on any Guaranty Letter of Credit in the event that the issuer thereof notifies Agent that such Guaranty Letter of Credit shall be not renewed, or shall be revoked or otherwise terminated, in which event the proceeds thereof shall be deposited into the Guaranty Collateral Account and held and applied in accordance with this Section 2.22. If (i) any Guaranty Letter of Credit expires or is revoked, unrenewed or otherwise not in full force and Agent shall not have fully drawn the amount of such Guaranty Letter of Credit prior to the date that it is no longer in effect, (ii) the issuer thereof declares its inability to pay its debts on time, is the subject of any bankruptcy, insolvency, reorganization, receivership, dissolution or similar proceedings, is prohibited by law or court order from doing business in the State of New York or the state of its organization/incorporation or from otherwise performing its obligations under such Guaranty Letter of Credit or other financial obligations, or has its credit rating downgraded below its rating as of the date such Guaranty Letter of Credit is issued by S&P, Moody’s, Fitch or another financial services rating agency (or below a rating of “BBB+” (or the equivalent) by S&P, Moody’s or Fitch in the event the issuer is KeyBank) or (iii) the issuer thereof fails to pay upon or otherwise refuses or is unable to honor Agent’s draft within the time period set forth in such Guaranty Letter of Credit, Borrowers shall, within five (5) Business Days after notice from Agent, deliver to Agent cash for deposit into the Guaranty Collateral Account or a substitute Guaranty Letter of Credit, in each case, in the amount of the then undrawn amount of such existing Guaranty Letter of Credit. If the outstanding principal amount of the Loans, together with all Interest and other sums due and payable in connection therewith and all other outstanding

Obligations then due or required to be performed, shall have been indefeasibly repaid or performed, as applicable, by the Credit Parties in full, all of the Commitments have expired or been terminated and all Lender Interest Rate Protection Agreements have been terminated, then Agent shall return to Borrowers any sums then held in the Guaranty Collateral Account or Guaranty Letter of Credit to the extent then in possession or control of Agent.
          (h) Other than as expressly set forth in this Section 2.22, Borrowers shall have no right to receive a return of any sums then held in the Guaranty Collateral Account or any Guaranty Letter of Credit.”
          SECTION 3. Clause (h) of Section 5.01 of the Existing Credit Agreement is hereby amended, effective as of the Effective Date, to provide as follows:
          “Promptly after the preparation thereof, and no later than forty-five (45) days after the last day of each calendar quarter, (i) computations of Borrowing Base Net Operating Income for each Borrowing Base Property, (ii) computations of Debt Service Coverage Ratio as of the Testing Determination Date occurring on the last day of such calendar quarter, (iii) a Borrowing Base Certificate executed by an Authorized Officer of Borrowers (or the REIT) setting forth its computation of the Borrowing Base Loan Amount of the Testing Determination Date occurring on the last day of such calendar quarter, (iv) a Rent Roll, (v) a receivables aging report with respect to each Borrowing Base Property setting forth all outstanding arrears, and (vi) as of each Testing Determination Date following delivery of the Substitute Limited Payment Guaranty, a computation of the Payment Guaranty Shortfall Amount (including the amount of the Sponsor Guaranty Limitation, the Unutilized Sponsor Guaranty Capacity and the then outstanding amount of the guarantees of Sponsor which are applied in the computation of the Sponsor Guaranty Limitation, including the components of the calculation of such amounts and a schedule of such guarantees). Such items shall be certified by an Authorized Officer of each Borrower except that in the case of any item delivered pursuant to clause (vi) above, such item will be instead certified by an Authorized Officer of Sponsor, as being true, correct and complete in all material respects;”
          SECTION 4. Section 6.16 of the Existing Loan Agreement is hereby amended, effective as of the Amendment Effective Date, by the addition of the following proviso at the end of the first sentence thereof (beginning in the thirteenth line):
“; provided, further, no such renewal, refinancing, increase, amendment or replacement would have the effect of decreasing the actual or potential Sponsor Guaranty Limitation from that set forth in Section 7.4(b) of the KeyBank Revolving Credit Agreement, as amended by that certain First Amendment to Credit Agreement and Other Credit Documents dated as of November 8, 2006 amending the KeyBank Credit Agreement.”
          SECTION 5. Clause (d) of Article VII of the Existing Credit Agreement is hereby amended, effective as of the Amendment Effective Date, by the deletion of the phrase “(other than Section 2.22(c) hereof)” and the insertion of the phrase “(other than Section 2.22(d) hereof)” in its place.

          SECTION 6. Representations and Warranties.
          (a) Each Borrower hereby remakes as of the date hereof all of the representations and warranties set forth in the Existing Credit Agreement, as modified hereby, and the other Financing Documents and further represents and warrants the following:
               (i) The execution, delivery and performance by each Credit Party of this Amendment (w) are within its powers and have been duly authorized by all necessary action, (x) require no action by or in respect of, or filing with, any Governmental Authority, any property manager or other third party, (y) do not contravene, or constitute a breach of or default under, any provision of applicable law or regulation, any of its constitutive documents or of any judgment, injunction, order, decree, permit, license, note, mortgage, agreement or other instrument binding upon such Person or any of its Affiliates or their respective assets and (z) do not result in the creation or imposition of any Lien on any asset of any Credit Party or the REIT or any of their respective Affiliates (except the Security Interests). All consents, approvals, authorizations or orders of any Person, court or Governmental Authority or any third party that are required in connection with the execution and delivery by any Borrower of this Amendment or to consummate the transactions contemplated hereby have been obtained and are in full force and effect;
               (ii) This Amendment has been duly executed and delivered and constitutes a valid and binding agreement of each Credit Party, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles; and
               (iii) All of the conditions set forth in Section 2.22(b) of the Existing Credit Agreement have been satisfied as of the Amendment Effective Date or have been waived by Agent in the manner set forth in the Existing Credit Agreement.
     SECTION 6. Miscellaneous.
          (b) Each Credit Party hereby ratifies and reaffirms its obligations, waivers, indemnities and covenants made under the Existing Credit Agreement, as amended hereby, and the other Financing Documents.
          (c) All covenants, agreements, representations and warranties made by each Credit Party herein or pursuant hereto and in the certificates or other instruments delivered in connection with or pursuant to this Amendment shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Amendment and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued Interest on any Loan or any fee or any other amount payable under the Existing Credit Agreement is outstanding and so long as the Commitments have not expired or terminated.
          (d) This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Existing Credit Agreement and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
          (e) Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          (f) THIS AMENDMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
          (g) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding which is no longer subject to appeal, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Credit Party or any of their respective properties in the courts of any jurisdiction.

          (h) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in the first sentence of paragraph (f) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (i) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Existing Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
          (j) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION (i).
          (k) Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
          (l) Lenders are entering into this Amendment as parties to the Credit Agreement and to evidence their consent to the extent required pursuant to the Credit Agreement.
[REST OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

“BORROWERS”

HINES REIT 3100 MCKINNON STREET LP, a Delaware limited partnership

By:		HINES REIT 3100 MCKINNON STREET GP
LLC, a Delaware limited liability company, its
general partner

	By:	/s/ Authorized Signatory
Name:
Title:

HINES REIT 1900/2000 ALAMEDA DE LAS PULGAS LLC, a
Delaware limited liability company

By:		/s/ Authorized Signatory

Name:
Title:

HINES REIT 321 NORTH CLARK STREET LLC, a
Delaware limited liability company

By:		/s/ Authorized Signatory

Name:
Title:
[Signatures continue on following page]

“SPONSOR”

HINES REIT PROPERTIES, L.P., a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Authorized Signatory
Name:
Title:
[Signatures continue on following page]

“AGENT” HSH NORDBANK AG, NEW YORK BRANCH
By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title:

“LENDERS” HSH NORDBANK AG, NEW YORK BRANCH
By:	/s/ Authorized Signatory
Name:
Title:

By:
Name:
Title:

[Signatures continued on following page]

ING REAL ESTATE FINANCE (USA), LLC, a Delaware limited liability company
By:	/s/ Authorized Signatory
Name:
Title:

LANDESBANK SAAR
By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title: